EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-259067 and No. 333-259068) and Form S-8 (No. 333-203947 and No. 333-255753) of RLJ Lodging Trust of our report dated February 24, 2022 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Washington, D.C.
February 24, 2022